As filed with the United States Securities and Exchange Commission on June 3, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
Registration Statement
Under
the Securities Act of 1933

National CineMedia, Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-5665602
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(303) 792-3600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maria V. Woods, Esq.
Executive Vice President and General Counsel
National CineMedia, Inc.
6300 S. Syracuse Way, Suite 300
Centennial, Colorado 80111
(303) 792-3600
(Name, address, including zip code and telephone number, including area code, of agent for service)

With a copy to:
David Crandall, Esq.
Hogan Lovells US LLP
1601 Wewatta St., Suite 900
Denver, Colorado 80202
(303) 899-7300

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PROSPECTUS SUBJECT TO COMPLETION, DATED JUNE 3, 2022
107,778,512 Shares
National CineMedia, Inc.
Common Stock
This prospectus relates to the disposition from time to time by the selling stockholders of up to 107,778,512 shares of common stock, par value $0.01 per share, of National CineMedia, Inc., or NCM, Inc. These shares registered for resale include (i) 90,329,240 shares issuable upon exchange on a one-for-one basis of common membership units (the “Units”) of National CineMedia, LLC, or NCM LLC, the operating company for our business and of which we are a member and the sole manager and (ii) 17,449,272 shares of common stock owned by a selling stockholder. NCM Inc. is required to register these shares of its common stock pursuant to a registration rights agreement with certain selling stockholders executed at the date of NCM. Inc.’s initial public offering (“the IPO”) and a letter agreement entered into with a certain selling stockholder.
The Units were issued in conjunction with our IPO and thereafter pursuant to contractual arrangements in effect among NCM, Inc., NCM LLC and certain of the selling stockholders based on increases or decreases in the attendance driven by theater openings, dispositions and acquisitions on our advertising network.
We will not pay any underwriting discounts or commissions on the shares of common stock issued to the selling stockholders. We will not receive any proceeds from the sale of common stock by the selling stockholders.
Our common stock trades on the Nasdaq Global Select Market under the symbol “NCMI.” On June 2, 2022, the reported last sale price of our common stock on the Nasdaq Global Select Market was $1.23 per share.
The selling stockholders or their pledgees, assignees or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. See “Plan of Distribution” beginning on page 7 for more information about how the selling stockholders may sell or dispose of their shares of common stock.
The selling stockholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of common stock. We will bear all costs, expenses and fees in connection with the registration of the common stock.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is               , 2022.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Under this shelf process, the selling stockholders may from time to time sell the shares of common stock described in this prospectus in one or more offerings. Additionally, under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain certain specific information about the terms of a particular offering by one or more of the selling stockholders. This prospectus and any applicable prospectus supplement, including the documents incorporated by reference, include important information about us, our common stock and other information you should know before investing in our common stock. We may also provide a prospectus supplement to add information to, or update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectuses supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We have not, and the selling stockholders have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where it is lawful to do so. The information in this prospectus, including the documents incorporated by reference, are accurate only as of the date set forth on the front of this prospectus or the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.
MARKET INFORMATION
Information regarding market share, market position and industry data pertaining to our business contained in this prospectus or any applicable prospectus summary consists of estimates based on data and reports compiled by industry professional organizations (including, but not limited to, the Motion Picture Association of America, and the National Association of Theater Owners) and analysts and our knowledge of our revenues and markets. Designated Market Area® is a registered trademark of Nielsen Media Research, Inc. (“Nielsen”). We take responsibility for compiling and extracting, but have not independently verified, market and industry data provided by third parties, or by industry or general publications, and take no further responsibility for such data. Similarly, while we believe our internal estimates are reliable, our estimates have not been verified by any independent sources, and we cannot assure you as to their accuracy.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus and any applicable prospectus supplement carefully, including the section entitled “Risk Factors” and the documents that we incorporate by reference, before making an investment decision.

In this document, unless the context otherwise requires:
●	“NCM, Inc.,” “the Company,” “we,” “us” or “our” refer to National CineMedia, Inc., a Delaware corporation, and its consolidated subsidiary National CineMedia, LLC.
●	“NCM LLC” refers to National CineMedia, LLC, a Delaware limited liability company, which commenced operations on April 1, 2005, and is the current operating company for our business, which NCM, Inc. acquired an interest in, and became a member and the sole manager of, upon completion of our IPO which closed on February 13, 2007.
●	“ESAs” refers to the amended and restated exhibitor services agreements entered into by NCM LLC with each of NCM LLC’s founding members upon completion of the IPO, which were further amended and restated on December 26, 2013 in connection with the sale of the Fathom Events business and, in the case of the ESAs with Cinemark and Regal, were further amended on September 17, 2019 (the “2019 ESA Amendments”) to extend the terms of the ESAs and modify the program distributed by NCM LLC through its Digital Content Network for exhibition in Cinemark and Regal theaters.
●	“AMC” refers to AMC Entertainment Inc. and its subsidiaries, National Cinema Network, Inc., or “NCN,” which contributed assets used in the operations of NCM LLC and formed NCM LLC in March 2005, AMC ShowPlace Theaters, Inc., AMC Starplex, LLC and American Multi-Cinema, Inc., which is a party to an ESA with NCM LLC.
●	“Cinemark” refers to Cinemark Holdings, Inc. and its subsidiaries, Cinemark Media, Inc., which joined NCM LLC in July 2005, and Cinemark USA, Inc., and is party to an ESA with NCM LLC.
●	“Regal” refers to Cineworld Group plc, Regal Entertainment Group and its subsidiaries, Regal CineMedia Corporation, which contributed assets used in the operations of NCM LLC, Regal CineMedia Holdings, LLC, which formed NCM LLC in March 2005, and Regal Cinemas, Inc., and is party to an ESA with NCM LLC.
●	“founding members” refers to AMC, Cinemark and Regal.
●	“network affiliates” refers to certain third-party theater circuits with which NCM LLC has long-term network affiliate agreements.
The Company

NCM, Inc. is a Delaware corporation and began operations on February 13, 2007 upon completion of its IPO. NCM, Inc. is a holding company that manages its consolidated subsidiary NCM LLC, but has no business operations or material assets other than its cash and ownership interest of approximately 47.4% of the common membership units in NCM LLC as of March 31, 2022.  NCM LLC’s other members, AMC, Cinemark and Regal, three of the largest motion picture exhibition companies in the U.S., held the remaining 52.6% of NCM LLC’s common membership units as of March 31, 2022. NCM, Inc.’s primary source of cash flow from operations is distributions from NCM LLC pursuant to the NCM LLC operating agreement. NCM, Inc. also receives management fees pursuant to a management services agreement with NCM LLC in exchange for providing specific management services to NCM LLC.
NCM LLC has long-term ESAs with NCM LLC’s founding members and multi-year agreements with network affiliates. The 2019 ESA Amendments extended the contract life of the ESAs with Cinemark and Regal by four years resulting in a weighted average remaining term of the ESAs with the founding members (based on attendance) of approximately 17.5 years as of March 31, 2022. The network affiliate agreements expire at various dates between July 2022 and December 2037. The ESAs and network affiliate agreements grant NCM LLC exclusive rights in their theaters to sell advertising, subject to limited exceptions.

Corporate Information

We are a Delaware corporation organized on October 5, 2006, and our principal executive offices are located at 6300 S. Syracuse Way, Suite 300, Centennial, Colorado 80111. The telephone number of our principal executive offices is (303) 792-3600. We maintain a website at www.ncm.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The Offering

Issuer	National CineMedia, Inc.

Selling Stockholders	The selling stockholders identified under “Selling Stockholders” beginning on page 5 or any applicable prospectus supplement.

Securities Offered by the Selling Stockholders	Up to 107,778,512 shares of our common stock.

Use of Proceeds	We will not receive any proceeds from sales of the shares of common stock sold from time to time under this prospectus by the selling stockholders. The shares offered and sold by the founding members will be issued upon an exchange of common membership units, which will increase the ownership of NCM, Inc. in NCM LLC.

Risk Factors	An investment in our common stock involves a high degree of risk. The “Risk Factors” section beginning on page 4 contains a discussion of factors that you should carefully read and consider before deciding to invest in shares of our common stock.

Nasdaq Global Select Market Symbol	NCMI.

RISK FACTORS
Ownership of and an investment in our common stock involve certain risks. You should consider carefully the risks incorporated by reference in this prospectus or any applicable prospectus supplement, including the risks described under the captions “Risks Related to our Business and Industry” and “Risks Related to Our Corporate Structure,” included in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 30, 2021 and other information included and incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus, including our historical financial statements and related notes, in evaluating an investment in our common stock. The information incorporated by reference in this prospectus or any applicable prospectus supplement may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. The risks and uncertainties described in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein are not the only ones facing us. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of our common stock to decline, perhaps significantly, and you may lose part or all of your investment.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
In addition to historical information, some of the information in this prospectus includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated by reference in this prospectus may constitute forward-looking statements which may use specific words, including but not limited to “may,” “will,” “should,” “expects,” “forecasts,” “projects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those words and other comparable words. These forward-looking statements involve known and unknown risks and uncertainties, assumptions and other factors, including, but not limited to, the following:

•pandemics, epidemics or disease outbreaks, such as the COVID-19 pandemic, can disrupt our business and the business of our founding members and network affiliates;
•continued declines in theater attendance;
•changes in theater patron behavior could result in declines in viewership of the Noovie® pre-show;
•we may not realize the anticipated benefits of the 2019 ESA Amendments;
•we may not be successful in increasing the number of theaters in which NCM LLC has the right to display Post-Showtime Inventory;
•changes to the ESAs and the relationships with NCM LLC's founding members;
•our plans for developing additional digital revenue opportunities may not be implemented and may not be achieved;
•changes in regulation and potential liability arising out of the gathering and use of user information collected through online or mobile services;
•competition within the overall advertising industry;
•failure to continue to upgrade our technology and that of our advertising network;
•changes in economic conditions;
•we may not be able to grow our advertising revenue in line with the growth of our contractual costs;
•the potential loss of any major content partner or advertising client, including due to the uncertainty or perception of uncertainty in the industry;
•potential inability to retain or replace our senior management;
•the indebtedness of the founding members and the effect of a potential bankruptcy of a founding member on our business;
•the effects of government regulation on founding member and network affiliate growth;
•failure to effectively manage change to our strategy or continue our growth;
•potential failures or disruptions in our technology systems or the failure to adequately protect our systems, data or property from threats;
•possible infringement of our technology on intellectual property rights owned by others;
•failure to protect or enforce our intellectual property rights;
•we are a holding company with no operations of our own, and we depend on distributions and payments under the NCM LLC operating and management services agreements from NCM LLC to meet our ongoing obligations and to pay cash dividends on our common stock;
•risks and uncertainties relating to our significant indebtedness and investments, including the availability and adequacy of cash flows to meet our debt service requirements and any other indebtedness that we may incur in the future;
•NCM LLC’s other members, their affiliates or our largest stockholder may have interests that differ from those of us or our public stockholders and they may be able to influence our affairs, compete with us or benefit from corporate opportunities that might otherwise be available to us;

•potential competing interests of the founding members and the ability for NCM LLC’s members to benefit from corporate opportunities available to NCM LLC;
•our certificate of incorporation contains anti-takeover protections that may discourage a strategic transaction;
•future issuance of membership units or preferred stock could dilute the interest of our common stockholders;
•determination that NCM, Inc. or any of NCM LLC’s founding members is an investment company;
•determination that any amount of our tax benefits under the tax receivable agreement “TRA” should not have been available;
•the effect on our stock price from the substantial number of our shares eligible for sale; and
•other factors described under “Risk Factors” or elsewhere in this prospectus or incorporated by reference into this prospectus.

This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative and not exhaustive. Our actual results, performance or achievements could differ materially from those indicated in these statements as a result of additional factors as more fully discussed under “Risk Factors” above. The COVID-19 pandemic may also have the effect of heightening the risk associated with many of these risk factors. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover of this prospectus, the date of any prospectus supplement, or, in the case of forward-looking statements incorporated by reference, as of the date of the filing that includes the statement. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us.
All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. We disclaim any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
USE OF PROCEEDS
The proceeds from the sale or other disposition of the common stock covered by this prospectus are solely for the accounts of the selling stockholders. We will not receive any proceeds from any sale or other disposition of these shares of common stock by the selling stockholders.
DETERMINATION OF OFFERING PRICE
This offering is being made solely to allow the selling stockholders to offer and sell shares of our common stock to the public. The selling stockholders may offer for sale some of their shares at the time and price that they choose. On any given day, the price per share is likely to be based on the market price of our common stock, as quoted on the Nasdaq Global Select Market on the date of sale, unless shares are sold in private transactions. Consequently, we cannot currently determine the price at which the shares offered for resale pursuant to this prospectus may be sold.
SELLING STOCKHOLDERS
This prospectus relates to the disposition from time to time by the selling stockholders, of up to 107,778,512 shares of common stock, par value $0.01 per share, of National CineMedia, Inc., or NCM, Inc. These shares registered for resale include (i) 90,329,240 shares issuable upon exchange on a one-for-one basis of common membership units (the “Units”) of National CineMedia, LLC, or NCM LLC, the operating company for our business and of which we are a member and the sole manager currently owned by the founding members, and (ii) 17,449, 272 shares of common stock owned by Standard General, L.P. (“Standard General”). NCM Inc. is required to register these shares of its common stock pursuant to a registration rights agreement with the founding members executed at the date of NCM, Inc.’s initial public offering (“the IPO”) and a letter agreement entered into with Standard General.
Regal and AMC formed NCM LLC on March 29, 2005. On July 15, 2005, Cinemark joined NCM LLC as the third founding member. In February 2007, as part of a reorganization related to our IPO, NCM LLC issued an aggregate of 51,850,951 common membership units to the founding members. Pursuant to the common unit adjustment agreement among us, NCM LLC and the founding members or certain of their affiliates, the founding members may be issued additional common membership units or surrender common membership units from time to time, based on increases or decreases in the attendance driven by theater openings, dispositions and acquisitions on our advertising network. As of the date of this prospectus, an aggregate of 78,516,902 additional common membership units have been issued to the founding members since our IPO due to positive common unit adjustments, 9,395,457 common membership units have been surrendered to NCM LLC by the founding members due to negative common unit adjustments and 30,643,156 common membership units have been redeemed in exchange for shares of our common stock that were subsequently sold in secondary offerings by the founding members.

The common membership units were issued as “restricted securities” under the Securities Act and are subject to certain restrictions on transfer under NCM LLC’s operating agreement. The common membership units held by the founding members can be exchanged for our common stock on a one-to-one basis, except if we exercise our option to exchange the common membership units for cash. This prospectus covers the offer and sale or other disposition by the founding members of 90,329,240 shares of common stock issuable to such founding member upon exchange of the common membership units.
The founding members may exchange some, all or none of their common membership units for shares of common stock (subject to our option to exchange units for cash). As part of the original agreement with the founding members at the time of the IPO, we have agreed to use reasonable best efforts to keep a registration statement effective for each founding member until the earlier of (a) such time as all the shares owned by the founding member as a consequence of their exchange and conversion of the common membership units have been disposed of by the founding member or (b) all such shares may be sold by the founding member in reliance on Rule 144 without restriction. We have registered for resale by the founding members’ common stock equal to all of the current outstanding common membership units as required by the registration rights agreement executed at the date of the IPO.
Since the formation of NCM LLC, AMC, Regal and Cinemark have been parties to ESAs (as amended from time to time) with NCM LLC, which govern the terms by which NCM LLC provides advertising, in the theaters of the founding members and their affiliates. We and the founding members are also party to a software license agreement related to our provision of services under the ESAs. Pursuant to a director designation agreement dated February 13, 2007, between us and the founding members, so long as Cinemark or Regal owns at least 5% of NCM LLC’s issued and outstanding common membership units, such founding member will have the right to designate a total of two nominees to our Board of Directors, who are voted upon by our stockholders. If any director designee to our Board of Directors designated by Cinemark or Regal is not appointed to our Board of Directors, nominated by us or elected by our stockholders, as applicable, then Cinemark and Regal (so long as such they each continue to own at least 5% of NCM LLC’s issued and outstanding common membership units) will be entitled to approve specified actions of NCM LLC. AMC no longer has seats on our Board of Directors or the right to nominate any person to serve on our Board of Directors. The operating agreement also provides for mandatory distributions from NCM LLC to its members (the founding members then holding units and us), which mandatory distributions are subject to limitations set forth in NCM LLC’s senior secured credit facility. Additionally, for as long as Cinemark or Regal beneficially owns at least 5% of NCM LLC’s issued and outstanding common membership units, our certificate of incorporation provides veto rights to the directors designated by Cinemark and Regal over certain actions specified in our certificate of incorporation. A tax receivable agreement between us and the founding members provides for our payment of certain tax savings to the founding members. We are also party to a joint defense and common interest agreement with the founding members, as well as a registration rights agreement, which pertains to the registration of shares issuable in exchange for NCM LLC common membership units, as contemplated in this prospectus. On December 26, 2013, NCM LLC sold the Fathom Events business to AC JV, LLC, owned 32% by each of the founding members and 4% by us, and received a total of $25.0 million in promissory notes from our founding members (one-third or approximately $8.3 million from each founding member). In connection with this transaction, NCM LLC amended and restated the ESAs with each of the founding members to remove the provisions related to the transferred Fathom Events business, and also entered into a transition services agreement and a services agreement with AC JV, LLC.
NCM, Inc. entered into a Letter Agreement, dated June 1, 2018 (the “2018 Letter Agreement”), between NCM, Inc. and Standard General that expired in 2022. Pursuant to the 2018 Letter Agreement, Standard General was permitted to appoint or designate up to two persons for nomination to election of our Board of Directors. David Glazek and Kurt Hall were Standard General’s most recent designees pursuant to the 2018 Letter Agreement, and following the expiration of the 2018 Letter Agreement, each of David Glazek and Kurt Hall were elected for an additional term following their nomination by NCM, Inc.’s Nominating and Governance Committee and Board of Directors at NCM, Inc.’s Annual Meeting of the Stockholders held on May 4, 2022.
On June 2, 2022, NCM, Inc. entered into a Letter Agreement with Standard General (the “2022 Letter Agreement”), under which NCM, Inc. agreed to register for resale [17,449,272] shares of NCM, Inc.’s common stock owned by Standard General, and use commercially reasonable efforts to cause the applicable resale registration statement to remain effective until the earlier of the third anniversary of the Letter Agreement and the time when all shares have been sold or are otherwise able to be sold pursuant to Rule 144 under the Securities Act without any limitation as to manner-of-sale restrictions or volume limitations (the “Registration Period”). Under the terms of the 2022 Letter Agreement, Standard General agreed to refrain from certain actions during the Registration Period, including (A) seeking to acquire NCM, Inc. or any of its material assets, or proposing mergers, acquisitions or other business combinations involving NCM, Inc.; (B) acquiring additional shares of NCM, Inc.’s common stock following which Standard General would economically own or have a total net long position greater than 30% of NCM, Inc.’s outstanding common stock; and (C) certain other actions specified in the 2022 Letter Agreement.
The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned (including through redemption rights associated with the common membership units) by each selling stockholder, the number of shares that may be offered under this prospectus and the number of shares of our common stock to be owned by each selling stockholder after this offering is completed. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus. Information regarding any position, office or other material relationship which any selling stockholder has had with us within the past three years is described above. For additional information regarding relationships between us and the selling stockholders, see “Certain Relationships and Related Party Transactions” in our Proxy Statement for the 2022 Annual Meeting of Stockholders filed with the SEC on March 23, 2022 and our Current Report on Form 8-K, filed with the SEC on June 2, 2022, which are incorporated by reference in this prospectus.
As of the date of this prospectus, the founding members do not hold any shares of our common stock, but rather hold common membership units in NCM LLC. Under the limited liability company agreement for NCM LLC, the founding members have the right to redeem their membership units for, at our election, cash or common stock.
Following our IPO, Regal has only infrequently redeemed NCM LLC membership units for shares of our common stock and sold such shares. Following AMC’s acquisition of Carmike Cinemas, Inc. and the resulting final judgment between AMC and the U.S. Department of Justice, AMC divested of all of its equity interests in NCM LLC in June 2018. Following issuances of units as part of common unit adjustments after June 2018, AMC has redeemed all such units and sold the resulting shares. AMC was issued additional units as part of the 2021 common unit adjustment in March 2022.
We have registered the above-referenced shares to permit each of the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that, after the date of this prospectus, receive shares of common stock to resell or otherwise dispose of the shares.
Beneficial ownership of a security is determined in accordance with the rules and regulations of the SEC. Under these rules, a person is deemed to beneficially own a share of our common stock if that person has or shares voting power or investment power with respect to that share, or has the right to acquire beneficial ownership of that share within 60 days, including through the exercise of any option or other right or the conversion of any other security. Shares issuable under stock options and warrants not subject to this offering are deemed outstanding for computing the percentage of the person holding options or warrants but are not deemed outstanding for computing the percentage of any other person. As of March 30, 2022, the percentage of beneficial ownership for the following table is based upon 81,668,219 shares of our common stock (including unvested restricted stock) outstanding of NCM, Inc. and 171,733,112 common membership units of NCM LLC outstanding, of which 81,403,872 are owned by NCM, Inc. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholders named below.

Name	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered (1)	Shares Beneficially Owned After Offering (2)
	Number of Shares	% of Class		Number of Shares	% of Class
American Multi-Cinema, Inc. and affiliates (3)	5,954,646	6.8%	5,954,646	—	—
Cinemark Holdings, Inc. and affiliates (4)	43,690,797	34.9%	43,690,797	—	—
Regal Entertainment Group and affiliates (5)	40,683,797	33.3%	40,683,797	—	—
Standard General L.P. (6)	17,449,272	21.4%	17,449,272
TOTAL	107,778,512	62.7%	107,778,512	—	—

(1)Assumes redemption of all of the AMC, Cinemark, and Regal’s respective common membership units into shares of common stock on a one-to-one basis.
(2)Assumes all offered shares are sold and beneficial ownership of any additional shares or securities which are convertible or exchangeable into shares are not acquired. The registration of these shares does not necessarily mean that the selling stockholders will sell all or any portion of their shares covered by this prospectus.
(3)The address of this stockholder is One AMC Way, 11500 Ash Street, Leawood, Kansas 66211.
(4)Includes Cinemark Holdings, Inc, Cinemark USA, Inc. and Cinemark Media, Inc. The address of these stockholders is 3900 Dallas Parkway, Suite 500, Plano, Texas 75093.
(5)Includes Regal Entertainment Group, Regal Cinemas, Inc., and Regal CineMedia Holdings, LLC at 101 East Blount Avenue, Knoxville, Tennessee 37920 and Cineworld Group plc at 8th Floor, Vantage London, Great West Road, Brentford, United Kingdom TW8 9AG.
(6)The address of this stockholder is 767 Fifth Avenue, 12th Floor, New York, New York 10153.
PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling common membership units or shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholder and, at the time of determination, may be higher or lower than the market price of our common stock on the Nasdaq Global Select Market.
The selling stockholders may use any one or more of the following methods from time to time when disposing of shares:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders are not obligated to, and there is no assurance that the selling stockholders will, sell all or any of the shares we are registering. The selling stockholders may transfer, devise or gift such shares by other means not described in this prospectus.
In connection with the sale of our shares, the selling stockholders may sell the shares directly or through broker-dealers acting as a principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best efforts basis. The selling stockholders may also enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders, broker-dealers or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
The aggregate proceeds to each selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
Under the registration agreement and the 2022 Letter Agreement, we are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. The selling stockholders have severally agreed to indemnify us against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of any of their secured obligations, the pledgees or secured parties may offer and sell the shares from time to time under this prospectus as it may be supplemented from time to time, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.
To the extent required, the shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in a supplement to this prospectus or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the founding members and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed with the selling stockholders to use reasonable best efforts to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and 2022 Letter Agreement or (2) the date on which the shares may be sold pursuant to Rule 144 of the Securities Act without restriction.
Upon our notification by a selling stockholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:
•the name of the selling stockholder;
•the number of shares being offered;
•the terms of the offering;
•the names of the participating underwriters, broker-dealers or agents;
•any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commission or concessions allowed or re-allowed or paid by any underwriters to dealers;
•the public offering price; and
•other material terms of the offering.
LEGAL MATTERS
The validity of the common stock offered hereby has been passed on for us by Hogan Lovells US LLP, Denver, Colorado.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file electronically with the Securities and Exchange Commission our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act. You can request copies of such documents by contacting our Investor Relations Department at National CineMedia, Inc., 6300 S. Syracuse Way, Suite 300, Centennial, CO 80111, calling 1-800-844-0935 or sending an email to investors@ncm.com. We also make available on or through our website, at www.ncm.com, free of charge, copies of these reports as soon as reasonably practicable after we electronically file or furnish it to the SEC.

Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which this prospectus forms a part, and you should not rely on any such information in making your decision whether to purchase our securities.
The SEC also maintains a website that contains reports, proxy statements and other information about issuers, like NCM Inc., that file electronically with the SEC. The address of that site is http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3 that registers the securities the selling stockholders are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus. You may obtain the registration statement and its attached exhibits and schedules from the SEC as indicated above or from us.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.
This prospectus includes by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about us and our financial condition.
•Our Annual Report on Form 10-K for the year ended December 30, 2021, filed with the SEC on March 3, 2022;
•Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 23, 2022 (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the year ended December 30, 2021);
•Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 9, 2022;
•Our Current Reports on Form 8-K, filed with the SEC on January 6, 2022, April 5, 2022, May 9, 2022 and June 2, 2022 (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and all exhibits related to such items); and
•The description of our common stock that is contained in our Registration Statement on Form 8-A filed with the SEC on February 5, 2007, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2021, including any amendment or reports filed for the purpose of updating such description.
All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents, excluding any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits furnished on such form that are related to such items. We also specifically incorporate by reference any documents filed by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the documents incorporated by reference in this document from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:
Investor Relations
National CineMedia, Inc.
6300 S. Syracuse Way, Suite 300
Centennial, CO 80111
1-800-844-0935

National CineMedia, Inc.

107,778,512 Shares of
Common Stock

PROSPECTUS

, 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth all expenses payable by the registrant in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. The registrant will bear all of such expenses. All the amounts shown are estimates, except the registration fee.

Registration fee	$11,889
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Miscellaneous	—

Total	(1)

(1) Other than the registration fee, these fees and expenses will be calculated based on the number and manner of offerings and accordingly are not estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 102 of the Delaware General Corporation Law (the “DGCL”) grants us the power to limit the personal liability of our directors or our stockholders for monetary damages for breach of a fiduciary duty. Article Sixth of our Second Amended and Restated Certificate of Incorporation eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends); or for transactions from which the director derived improper personal benefit.
Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against certain costs and expenses, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VI of our Amended and Restated Bylaws requires us to indemnify any current or former directors or officers to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery to us of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise. Article VI also permits us to indemnify any current or former employees or agents to the fullest extent permitted by the DGCL, and to pay expenses incurred in defending any such proceeding in advance of its final disposition upon such terms and conditions, if any, as we deem appropriate.
Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. As permitted by Section 145 and Section 6.02 of our Amended and Restated Bylaws we carry insurance policies insuring our directors and officers against certain liabilities that they may incur in their capacity as directors and officers.
We have entered into separate indemnification agreements with each of our directors and officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Second Amended and Restated Certificate of Incorporation or The Amended and Restated Bylaws vote of stockholders or disinterested directors or otherwise.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16.	EXHIBITS.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation (1)

4.2	The Amended and Restated Bylaws, as amended August 1, 2019 (2)

4.3	The Amended and Restated Bylaws, as amended May 4, 2022. *

4.4
National CineMedia, LLC Third Amended and Restated Limited Liability Company Operating Agreement dated as of February  13, 2007, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (3)

4.5
First Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of March  16, 2009, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (4)

4.6
Second Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC dated as of August  6, 2010, by and among American Multi-Cinema, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC and National CineMedia, Inc. (5)

4.7
Third Amendment to Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC, dated as of September 3, 2013, by and among American Multi-Cinema, Inc., AMC Showplace Theaters, Inc., Cinemark Media, Inc., Regal CineMedia Holdings, LLC, Regal Cinemas, Inc. and National CineMedia, Inc. (6)

4.8
Fourth Amendment to the Third Amended and Restated Limited Liability Company Operating Agreement of National CineMedia, LLC, dated January 23, 2019, by and among Cinemark Media, Inc., Cinemark USA, Inc., Regal CineMedia Holdings, LLC, Regal Cinemas, Inc., and National CineMedia, Inc. (7)

4.9
Common Unit Adjustment Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., National CineMedia, LLC, Regal CineMedia Holdings, LLC, American Multi-Cinema, Inc., Cinemark Media, Inc., Regal Cinemas, Inc. and Cinemark USA, Inc. (Confidential treatment granted as to certain portions, which portions were omitted and filed separately with the Commission.) (8)

4.1	Director Designation Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Cinemark Media, Inc. and Regal CineMedia Holdings, LLC. (9)

4.11	Registration Rights Agreement dated as of February 13, 2007, by and among National CineMedia, Inc., American Multi-Cinema, Inc., Regal CineMedia Holdings, LLC and Cinemark Media, Inc. (10)

4.12	Standard General L.P. Registration Letter to National CineMedia, Inc., dated as of June 2, 2022. (11)

5.1	Opinion of Hogan Lovells US LLP.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.*

23.2	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).*

24.1	Powers of Attorney of National CineMedia, Inc.*

107	Filing Fee Table*

*	Filed herewith.
(1)Incorporated by reference to Exhibit 3.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on July 6, 2018.
(2)Incorporated by reference to Exhibit 3.1 from the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on November 4, 2019.
(3)Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.
(4)Incorporated by reference to Exhibit 10.1.1 from the Registrant’s Quarterly Report on Form 10-Q (File No. 001-33296) filed on August 7, 2009.

(5)Incorporated by reference to Exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on August 10, 2010.
(6)Incorporated by reference to Exhibit 10.1.3 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on September 9, 2013.
(7)Incorporated by reference to Exhibit 10.1.4 from the Registrant’s Annual Report on Form 10-K (File No. 001-33296) filed on February 21, 2019.
(8)Incorporated by reference to Exhibit 10.6 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.
(9)Incorporated by reference to Exhibit 10.10 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007.
(10)Incorporated by reference to Exhibit 10.11 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on February 16, 2007
(11)Incorporated by reference to exhibit 10.1 from the Registrant’s Current Report on Form 8-K (File No. 001-33296) filed on June 2, 2022.

ITEM 17.	UNDERTAKINGS.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, or Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934, or Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for purposes of determining any liability under the Securities Act to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centennial, State of Colorado, on the 3rd day of June, 2022.

National CineMedia, Inc.

By:	/s/ Thomas F. Lesinski
Thomas F. Lesinski
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on the 3rd day of June, 2022.

	Name	Title

	/s/ Thomas F. Lesinski	Chief Executive Officer and Director
	Thomas F. Lesinski	(Principal Executive Officer)

	/s/ Ronnie Y. Ng	Chief Financial Officer
	Ronnie Y. Ng	(Principal Financial and Accounting Officer)

	*	Chairman
Mark B. Segall

	*	Director
David E. Glazek

	*	Director
Lawrence A. Goodman

	*	Director
Kurt C. Hall

	*	Director
Juliana F. Hill

	*	Director
Donna Reisman

	*	Director
Renana Teperberg

	*	Director
Mark Zoradi

*By:	/s/ Maria V. Woods	Attorney-in-fact
Maria V. Woods